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                                                                    Exhibit 99.1

Movie Star, Inc., Reports Fiscal 2004 Third-Quarter and Nine-Month Financial Results


New York, New York (May 11, 2004)--MOVIE STAR, INC. (AMEX: MSI), today announced, as expected, lower financial results for the fiscal 2004 third quarter and nine months ended March 31, 2004.

For the fiscal 2004 third quarter, compared with the same period last year, net sales declined 28.1 percent to $12,175,000 from $16,934,000. The gross margin decreased for this period to 31.5 percent from last year's 33.2 percent. Selling, general and administrative expenses in the fiscal third quarter would have been $141,000 lower than in the same period a year ago had it not been for a $1,084,000 special charge related to a required lump sum payment to, President and Chief Executive Officer, Mel Knigin. This payment occurred as a result of a stock ownership sale by the former Chairman of the Company, which activated the payment provision in Mr. Knigin's employment agreement. Under the terms of the agreement with Mr. Knigin, this payment is to be applied against any severance obligations of the Company owed to Mr. Knigin under his employment contract, which, in accordance with its terms, expires on June 30, 2007. Thus, a pre-tax loss of $1,060,000 (which reflects the $1,084,000 special charge) was recorded for the period compared with last year's third quarter pre-tax profit of $1,602,000. For the quarter, the Company recorded a net loss of $636,000 compared with last year's net income of $961,000. The loss per share was $0.04 versus earnings of $0.06 per diluted share in the prior year.

For the fiscal 2004 nine-month period, net sales decreased 12.6 percent to $43,167,000 from $49,403,000 in the same period last year. Gross margin decreased slightly to 31.0 percent from the prior year's 31.5 percent. Pre-tax income declined to $1,056,000 (which reflects the $1,084,000 special charge) from $3,970,000 in last year's comparable period. For the nine-month period, net income declined to $634,000 from $2,382,000 in the corresponding period a year ago. Earnings per diluted share were $0.04 compared with $0.16 in the prior year.

Mel Knigin, President and Chief Executive Officer, stated: "Even though sales volumes were significantly lower, the gross margin held up fairly well reflecting our business mix, operating efficiencies and effective sourcing.

"The decrease in sales was due primarily to the poor holiday season in intimate apparel at retail. This left the retailers with excess inventory, which caused them to reduce their replenishment


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May 11, 2004
Page 2

orders for the quarter ended March 31, 2004. In addition, we had an initial set up order for replenishment business, for a large account, that was shipped in the same quarter last year.

"To date, the orders we have received for the April through June period are lower than we had at the same time last year. However, we have just begun to show our fall line and early indications from our customers have been very positive. As a result, we are optimistic that fiscal 2005 will show improved financial results.

"In spite of these lower results, the strength of our balance sheet is quite apparent. Our cash position has improved and our receivables and inventory are in extremely good shape. At the end of the quarter, the Company had no debt and shareholders' equity of $18 million. In addition to working hard to produce improved financial results, we are continuing to explore strategies and opportunities that, in time, will diversify and strengthen our business outlook."

MOVIE STAR, INC. produces and sells ladies apparel, including sleepwear, robes, leisurewear, and daywear. Current collections include the Cinema Etoile premium line of intimate apparel and the Movie Star line of apparel sold as private label programs.

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the industry; general economic conditions; addition or loss of significant customers; the loss of key personnel; product development; competition; risks of doing business abroad; foreign government regulations; fluctuations in foreign rates; rising costs for raw materials and the unavailability of sources of supply; the timing of orders booked; and the risk factors listed from time to time in the Company's SEC reports.

CONTACT:                                               INVESTOR RELATIONS:
Movie Star, Inc.                         -or-          SM Berger & Company, Inc.
Thomas Rende, CFO                                      Stanley Berger
(212) 798-4700                                         (216) 464-6400

                                 [Tables follow]


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May 11, 2004
Page 3

                                MOVIE STAR, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        Three Months Ended       Nine Months Ended
                                                              March 31,               March 31,
                                                          2004        2003        2004       2003
                                                        --------    --------    --------    --------
Net sales                                               $ 12,175    $ 16,934    $ 43,167    $ 49,403
Cost of sales                                              8,344      11,317      29,777      33,837
                                                        --------    --------    --------    --------
  Gross profit                                             3,831       5,617      13,390      15,566

Selling, general and administrative expenses               4,893       3,950      12,267      11,312
                                                        --------    --------    --------    --------

  Income (loss) from operations                           (1,062)      1,667       1,123       4,254

Interest income                                               (4)         (1)         (5)         (3)
Interest expense                                               2          66          72         287
                                                        --------    --------    --------    --------

Income (loss) before income taxes                         (1,060)      1,602       1,056       3,970
Income taxes                                                (424)        641         422       1,588
                                                        --------    --------    --------    --------

  Net income (loss)                                     $   (636)   $    961    $    634    $  2,382
                                                        ========    ========    ========    ========

  BASIC NET INCOME (LOSS) PER SHARE                     $   (.04)   $    .06    $    .04    $    .16
                                                        ========    ========    ========    ========

  DILUTED NET INCOME (LOSS) PER SHARE                   $   (.04)   $    .06    $    .04    $    .16
                                                        ========    ========    ========    ========

Basic weighted average number of shares outstanding       15,600      15,085      15,565      15,085
                                                        ========    ========    ========    ========
Diluted weighted average number of shares outstanding     15,600      15,476      16,224      15,217
                                                        ========    ========    ========    ========






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May 11, 2004
Page 4

                                MOVIE STAR, INC.
                            CONDENSED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                                                      March 31,         June 30,       March 31,
                                                                        2004             2003*           2003
                                                                    -----------       ----------      -----------
                                                                    (Unaudited)                        (Unaudited)
                                     Assets

Current Assets
 Cash                                                                  $ 2,836          $   219          $   160
 Receivables, net                                                        7,376            8,992           11,421
 Inventory                                                               7,476           10,392           11,075
 Deferred income taxes                                                   2,152            2,511              492
 Prepaid expenses and other current assets                                 424              365              102
                                                                       -------          -------          -------
        Total current assets                                            20,264           22,479           23,250

Property, plant and equipment, net                                       1,018            1,153            1,216
Deferred income taxes                                                       50               50            2,662
Other assets                                                               370              407              354
                                                                       -------          -------          -------

        Total assets                                                   $21,702          $24,089          $27,482
                                                                       =======          =======          =======

                      Liabilities and Shareholders' Equity

Current Liabilities
 Note payable                                                          $    --          $ 2,277          $ 6,604
 Current maturities of capital lease obligations                            --               27               37
 Accounts payable and other current liabilities                          3,296            4,196            4,536
                                                                       -------          -------          -------
         Total current liabilities                                       3,296            6,500           11,177
                                                                       -------          -------          -------


Long-term liabilities                                                      359              325              299
                                                                       -------          -------          -------

Commitments and Contingencies                                               --               --               --

Shareholders' equity
 Common stock, $.01 par value - authorized 30,000,000 shares;
   issued 17,617,000 shares in March 31, 2004, 17,412,000 in
   June 2003 and 17,102,000 in March 31, 2003                              176              174              171
 Additional paid-in capital                                              4,500            4,353            4,147
 Retained earnings                                                      16,989           16,355           15,306
                                                                       -------          -------          -------
                                                                        21,665           20,882           19,624

 Less: Treasury stock, at cost - 2,017,000 shares                        3,618            3,618            3,618
                                                                       -------          -------          -------

         Total shareholders' equity                                     18,047           17,264           16,006
                                                                       -------          -------          -------

Total liabilities and shareholders' equity                             $21,702          $24,089          $27,482
                                                                       =======          =======          =======



* Derived from audited financial statements.